Clinical Data Announces 3-For-2 Stock Spilt
NEWTON, Mass. — September 12, 2007 — Clinical Data, Inc. (NASDAQ: CLDA) announced today that its Board of Directors authorized a 3-for-2 split of the Company’s Common Stock, to be effected in the form of a stock dividend of one share of the Company’s Common Stock for every two shares outstanding.
The record date for the stock split is September 24, 2007. Stockholders of record will receive one new share of Common Stock for every two shares they own. The distribution of the stock dividend will be made on October 1, 2007, and trading of Clinical Data shares on a split-adjusted basis will begin on October 2, 2007. Giving effect to the stock split, the number of outstanding shares of Clinical Data stock will increase to approximately 20.5 million shares.
Drew Fromkin, President and CEO of Clinical Data, stated, “This stock split reflects the confidence we have in the prospects of our company and demonstrates our commitment to maximizing stockholder value. We believe this stock split provides an opportunity to broaden our base of investors by making our stock more accessible while improving its liquidity.”
About Clinical Data, Inc.
Clinical Data, Inc. is a global biotechnology company unlocking the potential of molecular discovery, from targeted science to better healthcare. Its PGxHealth division focuses on genetic test and biomarker development to help predict drug safety and efficacy, thereby reducing health care costs and improving clinical outcomes. Its Cogenics division provides molecular and pharmacogenomics services to both research and regulated environments. Its Vital Diagnostics division offers in vitro diagnostics solutions for the clinical laboratory. Through these divisions, Clinical Data is leveraging advances in molecular discovery to provide tangible benefits for patients, doctors, scientists and health plans worldwide. Visit the company’s website at www.clda.com for more information.
For More Information
The Ruth Group
Stephanie Carrington (investors)
+1-646-536-7017
scarrington@theruthgroup.com
Janine McCargo (media)
+1-646-536-7033
jmccargo@theruthgroup.com
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information about Clinical Data that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding: our ability to successfully integrate the operations, business, technology and intellectual property obtained in our acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether our PGxPredict™ tests will gain wide acceptance in the market; the extent to which genetic markers (haplotypes) are predictive of clinical outcomes and drug efficacy and safety; our ability to achieve the expected synergies and operating efficiencies from all of our acquisitions; the strength of our intellectual property rights; competition from pharmaceutical, biotechnology and diagnostics companies; the development of and our ability to take advantage of the market for pharmacogenetic and biomarker products and services; general economic downturns; and other risks contained in our various SEC reports and filings, including but not limited to our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, and our Current Reports on Form 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.
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